Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contacts:

Audrey Charles, Investor Relations, phone: 510-572-1615, e-mail: audrey.charles@lamresearch.com

Lam Research Corporation Reports Financial Results for the Quarter Ended June 28, 2015

FREMONT, Calif., July 29, 2015 - Lam Research Corp. (NASDAQ: LRCX) today announced financial results for the quarter ended June 28, 2015.

Highlights for the June 2015 quarter were as follows:

•	Shipments of $1,616 million, up 8% from the prior quarter

•	Revenue of $1,481 million, up 6% from the prior quarter

•	GAAP gross margin of 43.3%, GAAP operating margin of 12.9% and GAAP diluted EPS of $0.74

•	Non-GAAP gross margin of 45.5%, non-GAAP operating margin of 21.6%, and non-GAAP diluted EPS of $1.50

Financial Highlights for the Quarters Ended June 28, 2015 and March 29, 2015

(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	June 2015	March 2015	Change Q/Q
Revenue	$1,481,370	$1,393,333	+6%
Gross margin as percentage of revenue	43.3%	43.1%	+20bps
Operating margin as percentage of revenue	12.9%	17.2%	-430 bps
Diluted EPS	$0.74	$1.16	-36%

Non-GAAP
	June 2015	March 2015	Change Q/Q
Revenue	$1,481,370	$1,393,333	+6%
Gross margin as percentage of revenue	45.5%	44.7%	+80 bps
Operating margin as percentage of revenue	21.6%	19.9%	+170 bps
Diluted EPS	$1.50	$1.40	+7%

GAAP Financial Results

For the June 2015 quarter, revenue was $1,481.4 million, gross margin was $641.5 million, or 43.3% of revenue, operating expenses were $450.5 million, operating margin was 12.9% of revenue, and net income was $131.3 million, or $0.74 per diluted share on a GAAP basis. This compares to revenue of $1,393.3 million, gross margin of $600.6 million, or 43.1% of revenue, operating expenses of $360.6 million, operating margin of 17.2% of revenue, and net income of $206.3 million, or $1.16 per diluted share, for the quarter ended March 29, 2015 (the “March 2015 quarter”). The June 2015 operating expenses, operating margin, net income and income per diluted share were negatively impacted by a goodwill impairment charge of $79.4 million. In addition, gross margin, operating margin, net income and income per diluted share were negatively impacted by an impairment charge related to a long-lived asset of $9.8 million.

Non-GAAP Financial Results

For the June 2015 quarter, non-GAAP gross margin was $673.8 million or 45.5% of revenue, non-GAAP operating expenses were $354.5 million, non-GAAP operating margin was 21.6% of revenue, and non-GAAP net income was $260.0 million, or $1.50 per diluted share. This compares to non-GAAP gross margin of $622.2 million or 44.7% of revenue, non-GAAP operating expenses of $345.0 million, non-GAAP operating margin of 19.9% of revenue, and non-GAAP net income of $244.9 million, or $1.40 per diluted share for the March 2015 quarter.

“Lam posted record June quarter results and concluded the strongest fiscal year in our history by delivering over $5 billion in both shipments and revenue and $1 billion in operating income for the first time,” said Martin Anstice, Lam Research’s president and chief executive officer. “The inflection driven expansion in our served available market over the next several years combined with our enduring focus on supporting our customers’ long term success, creates exciting opportunity. Our technology and productivity leadership, our execution discipline and our model of collaboration, we believe, position us for continued outperformance.”

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Balance Sheet and Cash Flow Results

Cash and cash equivalents, short-term investments, and restricted cash and investment balances increased to $4.2 billion at the end of the June 2015 quarter compared to $4.1 billion at the end of the March 2015 quarter. This increase was primarily the result of approximately $292.1 million in cash flows from operating activities which was partially offset by approximately $74.3 million of treasury stock repurchases, including net share settlement on employee stock-based compensation; approximately $63.1 million of capital expenditures; and approximately $28.7 million of dividends paid to stockholders during the June 2015 quarter.

Deferred revenue and profit balances at the end of June 2015 quarter increased to $518.1 million and $322.1 million, respectively, as compared to $485.2 million and $303.3 million at the end of the March 2015 quarter, respectively. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $164.4 million as of June 28, 2015.

Geographic Distribution

The geographic distribution of shipments and revenue during the June 2015 quarter is shown in the following table:

Region	Shipments	Revenue
Korea	23%	28%
Taiwan	24%	19%
China	12%	17%
United States	13%	14%
Japan	20%	14%
Europe	4%	4%
Southeast Asia	4%	4%

Outlook

For the September 2015 quarter, Lam is providing the following guidance:

	GAAP			Reconciling Items	Non-GAAP
Shipments	$1.58 Billion	+/-	$75 Million	—	$1.58 Billion	+/-	$75 Million
Revenue	$1.60 Billion	+/-	$75 Million	—	$1.60 Billion	+/-	$75 Million
Gross margin	44.2%	+/-	1%	$21 Million	45.5%	+/-	1%
Operating margin	20.2%	+/-	1%	$37 Million	22.5%	+/-	1%
Net income per diluted share	$1.46	+/-	$0.10	$38 Million	$1.70	+/-	$0.10
Diluted share count	177 Million				174 Million

The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, financing arrangements, other investments, or other significant transactions that may be completed after the date of this release. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross margin – amortization related to intangible assets acquired in the Novellus transaction, $21 million.

•	Operating margin – amortization related to intangible assets acquired in the Novellus transaction, $37 million.

•	Earnings per share – amortization related to intangible assets acquired in the Novellus transaction, $37 million; amortization of note discounts, $9 million; and associated tax benefit for non-GAAP items ($8) million; totaling $38 million.

•	Diluted share count – impact of a note hedge issued contemporaneously with the convertible notes due in 2016 and 2018, 3 million shares.

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Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the June 2015 and March 2015 quarters exclude amortization related to intangible assets acquired in the Novellus transaction, acquisition-related inventory fair value impact, restructuring impacts, the amortization of notes discounts, tax expense (benefit) of non-GAAP items, and net income tax benefit on successful resolution of certain tax matters. Additionally, the June 2015 quarter non-GAAP results exclude long-lived asset impairment, goodwill impairment, and additional accrual for certain tax matters.

Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s web site at http://investor.lamresearch.com .

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, the anticipated revenue from shipments to Japanese customers, our ability to continue to successfully execute our growth strategy, our ability to continue to successfully collaborate closely with and to support our customers and their long term success, our ability to achieve market growth and share gains at key inflections, our ability to continue to outperform, our ability to deliver growth and value for our customers and our stockholders, the extent of inflection driven expansion in our served available market, and our guidance for shipments, revenue, gross margin, operating margin, earnings per share, and diluted earnings per share and share count. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; the strength of the financial documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 29, 2014 and Forms 10-Q for the quarters ended September 28, 2014, December 28, 2014 and March 29, 2015. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

About Lam Research

Lam Research Corp. (NASDAQ: LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s broad portfolio of market-leading deposition, etch, strip, and wafer cleaning solutions helps customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, and more power-efficient chips. Through collaboration, continuous innovation, and delivering on commitments, Lam is transforming atomic-scale engineering and enabling its customers to shape the future of technology. Based in Fremont, Calif., Lam Research is a NASDAQ-100 Index ® and S&P 500 ® company whose common stock trades on the NASDAQ ® Global Select Market™ under the symbol LRCX. For more information, please visit http://www.lamresearch.com. (LRCX-F)

Consolidated Financial Tables Follow.

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Lam Announces Financial Results for the June 2015 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	June 28, 2015	March 29, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue	$1,481,370	$1,393,333	$1,248,797	$5,259,312	$4,607,309
Cost of goods sold	839,832	792,731	691,761	2,974,976	2,599,828

Gross margin	641,538	600,602	557,036	2,284,336	2,007,481
Gross margin as a percent of revenue	43.3%	43.1%	44.6%	43.4%	43.6%
Research and development	221,675	217,865	185,449	825,242	716,471
Selling, general and administrative	149,384	142,772	155,737	591,611	613,341
Goodwill impairment	79,444	—	—	79,444	—

Total operating expenses	450,503	360,637	341,186	1,496,297	1,329,812

Operating income	191,035	239,965	215,850	788,039	677,669
Operating margin as a percent of revenue	12.9%	17.2%	17.3%	15.0%	14.7%
Gain on sale of real estate	—	—	83,090	—	83,090
Other expense, net	(20,353)	(11,389)	(9,442)	(47,189)	(37,396)

Income before income taxes	170,682	228,576	289,498	740,850	723,363
Income tax expense	(39,411)	(22,291)	(56,103)	(85,273)	(91,074)

Net income	$131,271	$206,285	$233,395	$655,577	$632,289

Net income per share:
Basic net income per share	$0.83	$1.30	$1.44	$4.11	$3.84

Diluted net income per share	$0.74	$1.16	$1.35	$3.70	$3.62

Number of shares used in per share calculations:
Basic	158,590	158,992	162,215	159,629	164,741

Diluted	176,575	177,531	173,345	177,067	174,503

Cash dividend declared per share	$0.30	$0.18	$0.18	$0.84	$0.18

(1)	Derived from audited financial statements

Lam Announces Financial Results for the June 2015 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 28, 2015	March 29, 2015	June 29, 2014
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,501,539	$1,635,636	$1,452,677
Short-term investments	2,574,947	2,313,495	1,612,967
Accounts receivable, net	1,093,582	1,046,800	800,616
Inventories	943,346	919,679	740,503
Other current assets	157,435	145,357	176,899

Total current assets	6,270,849	6,060,967	4,783,662
Property and equipment, net	621,418	579,824	543,496
Restricted cash and investments	170,969	164,300	146,492
Goodwill and intangible assets	2,115,649	2,242,977	2,360,303
Other assets	185,763	190,473	159,353

Total assets	$9,364,648	$9,238,541	$7,993,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt, convertible notes, and capital leases	$1,359,650	$518,267	$520,686
Other current liabilities	1,271,711	1,216,729	1,061,315

Total current liabilities	2,631,361	1,734,996	1,582,001

Long-term debt and capital leases	$1,001,382	$1,831,094	$817,202
Income taxes payable	202,930	205,536	258,357
Other long-term liabilities	184,023	189,291	122,662

Total liabilities	$4,019,696	$3,960,917	$2,780,222

Senior convertible notes	241,808	180,569	183,349
Stockholders’ equity (2)	5,103,144	5,097,055	5,029,735

Total liabilities and stockholders’ equity	$9,364,648	$9,238,541	$7,993,306

(1)	Derived from audited financial statements
(2)	Common shares issued and outstanding were 158,531 as of June 28, 2015, 158,485 shares as of March 29, 2015, and 162,350 shares as of June 29, 2014.

Lam Announces Financial Results for the June 2015 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended			Twelve Months Ended
	June 28, 2015	March 29, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$131,271	$206,285	$233,395	$655,577	$632,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,177	70,322	71,115	277,920	292,254
Deferred income taxes	(2,694)	1,739	(4,104)	5,551	7,537
Impairment of long-lived assets	9,821	—	—	9,821	11,632
Equity-based compensation expense	39,734	32,948	33,085	135,354	103,700
Income tax benefit (expense) on equity-based compensation plans	(2,124)	2,438	6,269	11,316	5,973
Excess tax (benefit) expense on equity-based compensation plans	1,809	(2,204)	(6,361)	(11,398)	(6,065)
Amortization of note discounts and issuance costs	11,023	9,409	9,002	37,550	35,482
Gain on sale of business	—	—	—	(7,431)	—
Gain on sale of real estate	—	—	(83,090)	—	(83,090)
Goodwill impairment	79,444	—	—	79,444	—
Other, net	3,621	1,902	8,241	12,656	12,669
Changes in operating asset and liabilities:	(50,016)	(131,802)	(21,661)	(420,857)	(295,332)

Net cash provided by operating activities	292,066	191,037	245,891	785,503	717,049

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(63,133)	(31,898)	(41,764)	(198,265)	(145,503)
Cash paid for business acquisition	—	—	(11,839)	(1,137)	(30,227)
Net purchases of available-for-sale securities	(278,379)	(359,416)	(155,035)	(949,740)	(283,966)
Proceeds from sale of business	—	—	—	41,212	—
Purchase of other investment	—	(2,500)	—	(2,500)	—
Repayments of notes receivable	—	—	—	3,978	10,000
Proceeds from sale of assets	—	—	134,762	—	156,397
Transfer of restricted cash and investments	1,056	(822)	(637)	356	28,085

Net cash used for investing activities	(340,456)	(394,636)	(74,513)	(1,106,096)	(265,214)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(615)	(119)	(739)	(1,515)	(1,658)
Proceeds from issuance of long-term debt, net issuance costs and captial lease obligations	345	991,880	—	992,225	—
Excess tax benefit (expense) on equity-based compensation plans	(1,809)	2,204	6,361	11,398	6,065
Treasury stock purchases	(74,339)	(124,943)	(40,249)	(573,240)	(244,859)
Dividends paid	(28,714)	(28,724)	—	(116,059)	—
Reissuances of treasury stock related to employee stock purchase plan	16,950	14,934	14,597	48,803	42,926
Proceeds from issuance of common stock	1,285	7,403	8,657	17,520	34,791
Other	(660)	—	—	(660)	—

Net cash provided by (used for) financing activities	(87,557)	862,635	(11,373)	378,472	(162,735)

Effect of exchange rate changes on cash	1,850	(4,675)	371	(9,017)	1,104
Net increase (decrease) in cash and cash equivalents	(134,097)	654,361	160,376	48,862	290,204
Cash and cash equivalents at beginning of period	1,635,636	981,275	1,292,301	1,452,677	1,162,473

Cash and cash equivalents at end of period	$1,501,539	$1,635,636	$1,452,677	$1,501,539	$1,452,677

(1)	Derived from audited financial statements

Lam Announces Financial Results for the June 2015 Quarter

Non-GAAP Financial Summary

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	June 28, 2015	March 29, 2015
Revenue	$1,481,370	$1,393,333
Gross margin	$673,837	$622,196
Gross margin as percentage of revenue	45.5%	44.7%
Operating expenses	$354,542	$345,049
Operating income	$319,295	$277,147
Operating margin as a percentage of revenue	21.6%	19.9%
Net income	$260,023	$244,911
Net income per diluted share	$1.50	$1.40
Shares used in per share calculation - diluted	173,641	174,471

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	June 28, 2015	March 29, 2015
U.S. GAAP net income	$131,271	$206,285
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,286	21,286
Acquisition-related inventory fair value impact - cost of goods sold	1,192	308
Impairment of long lived asset - cost of goods sold	9,821	—
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	16,083	16,083
Restructuring charges/(benefits) - operating expenses	434	(495)
Goodwill impairment - operating expenses	79,444	—
Amortization of note discounts - other expense, net	9,019	8,749
Net tax benefit on non-GAAP items	(9,605)	(7,181)
Net income tax expense (benefit) on resolution or additional accrual for certain tax matters	1,078	(124)

Non-GAAP net income	$260,023	$244,911

Non-GAAP net income per diluted share	$1.50	$1.40

U.S. GAAP number of shares used for diluted per share calculation	176,575	177,531
Effect of convertible note hedge	(2,934)	(3,060)

Non-GAAP number of shares used for diluted per share calculation	173,641	174,471

Lam Announces Financial Results for the June 2015 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income

(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 28, 2015	March 29, 2015	December 28, 2014	September 28, 2014
U.S. GAAP gross margin	$641,538	$600,602	$536,657	$505,539
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,286	21,286	21,286	20,893
Acquisition-related inventory fair value impact - cost of goods sold	1,192	308	2,101	—
Impairment of long lived asset - cost of goods sold	9,821	—	—	—
Costs associted with rationalization of certain product configurations - cost of goods sold	—	—	—	1,600

Non-GAAP gross margin	$673,837	$622,196	$560,044	$528,032

U.S. GAAP gross margin as a percentage of revenue	43.3%	43.1%	43.6%	43.9%
Non-GAAP gross margin as a percentage of revenue	45.5%	44.7%	45.4%	45.8%
U.S. GAAP operating expenses	$450,503	$360,637	$347,916	$337,241
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	(16,083)	(16,083)	(16,083)	(16,083)
Restructuring (charges)/benefits - operating expenses	(434)	495	(1,620)	—
Goodwill impairment - operating expenses	(79,444)	—	—	—

Non-GAAP operating expenses	$354,542	$345,049	$330,213	$321,158

Non-GAAP operating income	$319,295	$277,147	$229,831	$206,874

GAAP operating margin as percent of revenue	12.9%	17.2%	15.3%	14.6%
Non-GAAP operating margin as a percent of revenue	21.6%	19.9%	18.7%	18.0%